SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
_________________________________________________
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 18, 2012

Palomar Medical Technologies, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or other jurisdic- tion of incorporation)	1-11177 (Commission File Number)	04-3128178 (IRS Employer Identification Number)

15 Network Drive, Burlington, Massachusetts 01803 (Address of principal executive offices) (Zip Code) Registrant’s telephone number, including area code (781) 993-2300

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the annual meeting of stockholders of Palomar Medical Technologies, Inc. (the “Company”) held on May 16, 2012 (the “2012 Annual Meeting”), the Company’s stockholders voted on the following proposals:

1.  The following nominees were elected to the Company’s Board of Directors for terms expiring at the 2013 annual meeting of stockholders.

	For	Withheld	Broker Non-Votes
Joseph P. Caruso	12,646,244	524,993	3,920,958
Jeanne Cohane	12,632,083	539,154	3,920,958
Damian N. Dell’Anno	12,871,076	300,161	3,920,958
Nicholas P. Economou	10,546,817	2,624,420	3,920,958
James G. Martin	10,547,519	2,623,718	3,920,958
A. Neil Pappalardo	10,544,017	2,627,220	3,920,958
Louis P. Valente	12,644,894	526,343	3,920,958

2.  A non-binding, advisory proposal on the compensation of the Company’s named executive officers was disapproved.

For:	5,761,189
Against:	6,496,922
Abstain:	913,126
Broker Non-Votes:	3,920,958

3.  The appointment of Ernst & Young LLP as the independent registered public accounting firm for the Company for the fiscal year ending December, 31 2012 was ratified.

For:	16,850,431
Against:	210,689
Abstain:	31,075

4.  A shareholder proposal relating to majority voting in Director elections was approved by a majority of the votes cast at the 2012 Annual Meeting.

For:	10,142,626
Against:	2,945,049
Abstain:	83,562
Broker Non-Votes:	3,920,958

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Palomar Medical Technologies, Inc.
Date: May 18, 2012	/s/ Joseph P. Caruso
Joseph P. Caruso
President, Chief Executive Officer, Director, and Chairman of the Board of Directors